VALUEMARK                                                 NEW YORK
INCOME                  Application for An Individual Immediate Variable Annuity
PLUS                      Issued by PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

1. Annuitant/Owner (Please provide proof of age)           For Home Use Only

     Name                                              Sex [ ] M [ ] F
         _______________________________________________
         First                 Middle             Last

     Address                                            Date of Birth
            ___________________________________________               _________

     City                             State                    Zip Code
          ___________________________      ___________________         ________

     Social Security #                       Daytime Phone (  )
                      _______________________                  ________________


2. Joint Annuitant (Optional) (Please provide proof of age)

     Name                                                  Sex [ ] M [ ] F
         _________________________________________________
         First              Middle                   Last

     Social Security #                                     Date of Birth
                      ____________________________________              _______

     Relationship to Annuitant:
                               ________________________________________________

     Will the Joint Annuitant be an Owner?   [ ] Yes [ ]No

                                         Note: If the Contract is an IRA
                                         the Joint Annuitant cannot be an Owner.

3.  Beneficiary (Please give name(s) and relationship to the Annuitant/Owner.)

     Primary Beneficiary                 Relationship
     _________________________________________________________________________

     Contingent Beneficiary              Relationship
     _________________________________________________________________________

    Unless otherwise stated, Beneficiaries of like classes shall share equally with right of survivorship. The Annuitant/Owner reserves the right to change the Beneficiary(ies) unless indicated above.

4. Purchase Payment

     Single Purchase Payment $           (make check payable to Preferred Life.)
                              ___________

5. Annuity Income Date

    A. Income Date:     B. Payment frequency:

    [ ]1st or [ ]15th   [ ] Monthly [ ] Quarterly [ ] Semi-annually [ ] Annually

6. Plan Information

   [ ] Non - Qualified       [ ] Qualified IRA    [ ]Transfer [ ]Direct Rollover
                                                  [ ]Rollover (within 60 days of
                                                     receipt of funds)
                                                  [ ]Other

7.  Home Office Use Only





8.  Replacement Information

    This annuity [ ]will [ ]will not replace any existing life insurance or annuities.

9.  Annuity Options (Select by checking one box.)

    Assumed Investment Return (select one):   [ ]3 percent     [ ]5 percent
    (If no Assumed Investment Return is indicated, the default will be 5%)
_______________________________________________________________________________

[ ] OPTION 1 -    Single Life Annuity (Payable only during the lifetime of the
                  Annuitant/Owner. Covers one Annuitant/Owner who will receive payments for as long as he or she lives. All benefits cease at the death of the Annuitant/Owner; therefore, there is no beneficiary.)

[ ] OPTION 2 -    Single Life Annuity (Payable during the lifetime of the
                  Annuitant/Owner with a guaranteed minimum number of payments).
                  (select one) [ ] 60 months (5 yr)    [ ] 120 months (10 yr)
                               [ ] 180 months (15 yr)  [ ] 240 months (20 yr)

[ ] OPTION 3 -    Joint and Last Survivor Life Annuity (Payable during
                  the lifetime of the Annuitant/Owner and Joint Annuitant with continuing payments to Joint Annuitant using percentage selected). (select one) [ ] 100% [ ] 75% [ ] 50%

[ ] OPTION 4 -    Joint and Last Survivor Life Annuity (with a guaranteed
                  minimum number of payments during the joint lifetime of the Annuitant/Owner and Joint Annuitant with no reduction in the amount after the death of the first Joint Annuitant).
                  (select one) [ ] 60 months (5 yr) [ ] 120 months (10 yr)
                  [ ] 180 months (15 yr) [ ] 240 months (20 yr)

[ ] OPTION 5 -    Unit Refund Life Annuity (Payable during the lifetime of the
                  Annuitant/Owner with refund of unpaid guaranteed units at the time of death).

[ ] OPTION 6-     Specified Period Certain Annuity (Payable to the
                  Annuitant/Owner and Joint Annuitant for a specified number of years. Payments will continue to the beneficiary for the remainder of the Specified Period Certain after the death of the Annuitant/Owner and Joint Annuitant.)
                  Specified Period Certain: years (Choose a whole number from 5 to 30).

10.  Initial Purchase Payment Allocation

PREFERRED LIFE VARIABLE ACCOUNT C. Each fund allocation must be at least 10%.
                                       Use whole percentages

___% Capital Growth Fund               ___% Utility Equity Fund
___% Growth & Income Fund              ___% Templeton Developing Markets Equity
                                            Fund
___% Income Securities Fund            ___% Templeton Global Asset Allocation
                                            Fund
___% Money Market Fund                 ___% Templeton Global Growth Fund
___% Mutual Discovery Securities Fund  ___% Templeton International Equity Fund
___% Mutual Shares Securities Fund     ___% Templeton International Smaller
                                            Companies Fund
___% Rising Dividends Fund             ___% Templeton Pacific Growth Fund
___% Small Cap Fund                    ___% Other

                                       ___% TOTAL (must equal 100%)


11. Special Instructions:





13. Agreement and Acknowledgment

    BY SIGNING BELOW THE ANNUITANT/OWNER(S) UNDERSTANDS THAT:

 A) THE ANNUITY PAYMENTS MAY INCREASE OR DECREASE DEPENDING ON THE CONTRACT'S INVESTMENT RESULTS;

 B) THE VARIABLE ANNUITY APPLIED FOR IS SUITABLE FOR THE ANNUITANT/OWNER(S) FINANCIAL SITUATION AND NEEDS; AND

 C) THEY HAVE RECEIVED A CURRENT PROSPECTUS.

     Each Annuitant/Owner agrees that to the best of their knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become part of any Contract to be issued. No representative is authorized to modify this agreement or waive any of Allianz Life's rights or requirements. If Allianz Life makes a change in the space designated Home Office Use Only in order to correct any apparent errors or omissions, it will be approved by acceptance of the Contract; however, any material changes must be accepted in writing by Annuitant/Owner(s).

    I have read and understand the Agreement and Acknowledgment Section.

    [ ]Please send the Statement of Additional Information.

    Signed a____________________________________________ on___________________
            City                 State                          Date

    X__________________   X______________________________  X____________________
        Annuitant/Owner   Joint Annuitant (if applicable)   Witness & Registered
                                                              Rep/Agent
    ________________________________________  _________________________________
    Broker-Dealer (print)                     Print Name of Registered Rep/Agent

    ________________________________________  ( )______________________________
    Branch Office (print)                        Registered Rep/Agent Telephone
                                                     Number

    REGISTERED REP/AGENT CERTIFICATION;

    By signing above, the Registered Rep/Agent certifies that:

 1. The questions contained in this application were asked of the Annuitant/ Owner and the answers duly recorded; that this application is complete and true to the best of my knowledge and belief; and

 2. I am NASD registered and state licensed for variable annuity contracts where this application is written and delivered; and

 3. This annuity [ ] will [ ] will not replace or change in whole or in part any life insurance or annuities now in force, (if yes, provide details and any necessary forms); and

4. I have received $____________________________ as the Single Purchase Payment.






MAIL                                    FOR OVERNIGHT
APPLICATION                             DELIVERIES
TO:           Preferred Life Insurance  MAIL TO: Preferred Life, Variable
              Company of New York                  Products
              VIP Service Center                 VIP Service Center
              P.O. Box XXXXX                     Attention: Mail Code XXXXXX
              XXXXXX, XX XXXXX                   XXXXX XXXXXXX XXXXX
                                                 XXXXXX, XX XXXXX